UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 23, 2008, NitroMed, Inc. (“NitroMed”) filed a Current Report on Form 8-K that included a press release issued on October 23, 2008 announcing an agreement to sell NitroMed’s BiDil® drug business to JHP Pharmaceuticals, LLC and reporting NitroMed’s financial results for the third fiscal quarter of 2008.  This Form 8-K/A is being filed to correct an error in both the press release and the Form 8-K which misstated the number of shares held by NitroMed directors and executive officers.  The press release and the Form 8-K stated that “As of September 30, 2008, NitroMed’s directors and executive officers beneficially owned approximately 30,927,803 shares, or approximately 33%, of NitroMed’s common stock.”  The sentence in both the Form 8-K and the press release should have provided that “As of September 30, 2008, NitroMed’s directors and executive officers beneficially owned approximately 15,148,748 shares, or approximately 33%, of NitroMed’s common stock.”

The full text of NitroMed’s corrected press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: October 30, 2008	By:	/s/ Kenneth M. Bate

Kenneth M. Bate
President, Chief Executive Officer and
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Correction of Press Release issued by NitroMed, Inc. on October 23, 2008.